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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             ____________________

                                  FORM 8-A/A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                            _____________________

                     CTC COSMETICS HOLDINGS COMPANY, INC.
             (Name of registrant as specified in its charter)
                            _____________________

            Delaware                                   87-0415594
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

                            _____________________

                         No. 80 Liu Tuang Rd., Pudong
                              Shanghai, China
                               (021)525-30574
            (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            _____________________

                                 COPIES TO:

                           Iwona J. Alami, Esq.
                        Law Offices of Iwona J. Alami
                     120 Newport Center Dr., Suite 200
                           Newport Beach, CA 92660
                             ____________________

Securities to be registered pursuant to Section 12(b) of the Act:

     None

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, par value $.004 per share





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Item 1.   Description of Registrant's Securities to be Registered.

    The terms of the securities prepared in compliance with Item 202 or Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by CTC Cosmetics Holdings Company, Inc. under its former name The Westwind Group (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form S-18, Registration No. 33-23884-LA (the "Registration Statement") are hereby incorporated by reference.


Item 2.   Exhibits.

     Pursuant to "Instructions As to Exhibits" accompanying Form 8-A,
Exhibit I-1 is attached hereto and I-2 is incorporated herein by reference from the Registration Statement. Exhibits II-1 through II-6 are not required to be filed with, or incorporated by reference in, this Form 8-A filed with the Commission; however, to the extent such exhibits exist, they have been filed as exhibits to the Registration Statement.

Exhibit Number         Description
--------------         -----------

I-1    -   Specimen certificate for Common Stock of the Company.

I-2    -   By-laws of the Company

II-1   -   The Registration Statement

II-2   -   Not applicable

II-3   -   Not applicable

II-4.1 -   Certificate of Incorporation of the Company.

II-4.2 -   By-laws of the Company

II-5   -   See Exhibit I-1 filed hereto.

II-6   -   Not applicable





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                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Shanghai, China, on July 7, 1997.

                            CTC COSMETICS HOLDINGS COMPANY, INC.


                            By: /s/ Paul K.W. Tso
                                -------------------------------
                                   Paul K.W. Tso
                                   Chairman and Chief Executive Officer





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                              SPECIMEN OF STOCK CERTIFICATE

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           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                                                     CUSIP NO.  126421 10 6

    NUMBER                                              SHARES
                                CTC Cosmetics
                           Holdings Company, Inc.

                AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                               PAR VALUE: $.004


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


   -- Shares of CTC Cosmetics Holdings Company, Inc. common stock -- transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                               "PICTURE OF
----------------------             SEAL"         ------------------
Secretary                                          Chairman